Exhibit 5.1

[COOLEY GODWARD KRONISH LLP LETTERHEAD]

BARBARA L. BORDEN
(858) 550-6064
bordenbl@cooley.com

October 18, 2007

Genoptix, Inc.
2110 Rutherford Road
Carlsbad, CA 92008

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Genoptix, Inc., a Delaware corporation (the "Company"), of a Registration Statement (No. 333-144997) on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the "Prospectus"), covering an underwritten public offering of up to 5,750,000 shares (the "Shares") of the Company's common stock, par value $0.001, including (i) 4,735,714 shares to be sold by the Company (including 450,000 shares that may be sold by the Company pursuant to the exercise of an over-allotment option) (the "Company Shares") and (ii) 1,014,286 shares to be sold by certain selling stockholders (including 300,000 shares that may be sold by certain selling stockholders pursuant to the exercise of an over-allotment option) (the "Selling Stockholder Shares").

In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Company's Amended and Restated Certificate of Incorporation and Bylaws and its forms of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to be effective upon the closing of the offering of the Shares in accordance with the Registration Statement and Prospectus, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Selling Stockholder Shares are validly issued, fully paid and nonassessable, and (ii) the Company Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley Godward Kronish LLP

By:	/s/ BARBARA L. BORDEN Barbara L. Borden